Exhibit 1.1

eHi Car Services Limited

 10,000,000 American Depositary Shares

Representing

20,000,000 Class A Common Shares

Underwriting Agreement

[•], 2014

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

and

Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen’s Road Central, Hong Kong

As Representatives of the
 several Underwriters listed
 in Schedule 1 hereto

Ladies and Gentlemen:

eHi Car Services Limited, an exempted company incorporated in the Cayman Islands (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 10,000,000 American Depositary Shares (the “ADSs”), each ADS representing two Class A common shares, par value $0.001 per share (together with Class B common shares, par value $0.001 per share, of the Company, the “Common Shares”), of the Company (the “Underwritten Securities”).  In addition, the Company proposes to issue and sell, at the option of the Underwriters, up to an additional 1,500,000 ADSs of the Company (the “Option Securities”).  The Underwritten Securities and the Option Securities are herein referred to as the “Securities”.

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of [•], among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and holders and beneficial owners from time to time of the ADSs.

The Company hereby acknowledges that, as part of the proposed offering of the ADSs, it has requested Piper Jaffray & Co., and Piper Jaffray & Co. has agreed, to administer a directed share program (the “Directed Share Program”) under which up to 5% of the ADSs to be purchased by the Underwriters (the “Reserved ADSs”), shall be reserved for purchase at the initial public offering price by the Company’s directors, officers, employees, business associates and other persons having a relationship with the Company as designated by the Company (the “Directed Share Participants”) as part of the distribution of the ADSs by the Underwriters, subject to the terms of this Underwriting Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The number of ADSs available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved ADSs. The Underwriters may offer any Reserved ADSs not purchased by Directed Share Participants to the general public on the same basis as the other ADSs being sold hereunder. The Company has supplied Piper Jaffray & Co. with the names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be participants in the Directed Share Program. It is understood that any number of those so designated to participate in the Directed Share Program may decline to do so.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.                                      Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 333-199150), including a prospectus, relating to the Common Shares underlying the Securities (the “Underlying Common Shares”).  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Company has also filed with the Commission a registration statement on Form F-6 (No. 333-199819) covering the registration of the Securities under the Securities Act (at any particular time, such registration statement, in the form then on file with the Commission, including all exhibits thereto, shall be referred to as the “ADS Registration Statement”). The Company has also filed a registration statement on Form 8-A (No. 001-36731) to register the Securities and the Underlying Common Shares in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) (at any particular time, such registration statement, in the form then on file with the Commission, including all exhibits thereto, shall be referred to as the “Exchange Act Registration Statement”).  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex B, the “Pricing Disclosure Package”): a Preliminary Prospectus dated November 3, 2014 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

“Applicable Time” means [•] [A/P].M., New York City time, on [•], 2014.

2.                                      Purchase of the Securities by the Underwriters.  (a)  The Company agrees to issue and sell the Underwritten Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per ADS (the “Purchase Price”)  of $[•] from the Company the respective number of Underwritten Securities set forth opposite such Underwriter’s name in Schedule 1 hereto.

In addition, the Company agrees to issue and sell the Option Securities to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities.  If any Option Securities are to be purchased, the number of Option Securities to be purchased by each Underwriter shall be the number of Option Securities which bears the same ratio to the aggregate number of Option Securities being purchased as the number of Underwritten Securities set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten Securities being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Securities as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Securities at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company.  Such notice shall set forth the aggregate number of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof).  Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)                                 The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus.  The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter.

(c)                                  Payment for the Securities shall be made by wire transfer in immediately available funds to the accounts specified by the Company, to the Representatives in the case of the Underwritten Securities, at the offices of Shearman & Sterling, at 12th Floor Gloucester Tower, the Landmark, 15 Queen’s Road Central, Hong Kong, at [10:00] A.M., New York City time, on November [•], 2014, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives, the Company may agree upon in writing or, in the case of the Option Securities, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Securities.  The time and date of such payment for the Underwritten Securities is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(d)                                 The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with their own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.                                      Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter that:

(a)                                 Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(b)                                 Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not , and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(c)                                  Issuer Free Writing Prospectus.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(d)                                 Registration Statement and Prospectus.  The Registration Statement and the ADS Registration Statement have been declared effective by the Commission, and the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act. No order suspending the effectiveness of the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and the ADS Registration Statement and any post-effective amendment thereto, the Registration Statement and the ADS Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; as of the applicable effective date of the Exchange Act Registration Statement and any post-effective amendment thereto, the Exchange Act Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Exchange Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(e)                                  Testing-the-Waters Communications. The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or, if any, institutions that are accredited investors within the meaning of Rule 501(a) under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act; and “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(f)                                   Financial Statements.  The consolidated financial statements (including the related notes thereto) of the Company and its Controlled Entities (as defined below) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly the financial position of the Company and its Controlled Entities as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its Controlled Entities and presents fairly the information shown thereby.

(g)                                  No Material Adverse Change.  Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been (A) any change in the capital stock (other than (i) the issuance of Common Shares upon conversion of preferred shares; (ii) the issuance of Common Shares upon exercise of options granted to certain existing shareholders as described as outstanding in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iii) the issuance of Common Shares in connection with any share-based awards pursuant to existing employee performance incentive plans as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (iv) the grant of any share-based awards under existing employee performance incentive plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), (B) any material adverse change in short-term debt or long-term debt of the Company or any of its Controlled Entities, (C) any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or (D) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its Controlled Entities taken as a whole; (ii) neither the Company nor any of its Controlled Entities has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Controlled Entities taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Controlled Entities taken as a whole; and (iii) neither the Company nor any of its Controlled Entities has sustained any loss or interference with its business that is material to the Company and its Controlled Entities taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h)                                 Good Standing of the Company. The Company has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its Controlled Entities taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. Except as set forth in the exhibits to the Registration Statement, no change will be made to any such constitutive documents on or after the date of this Agreement through and including each Closing Date.

(i)                                     Controlled Entities. The Company does not own or control, directly or indirectly, any corporation, partnership, joint venture, association or other entity, which is a “significant subsidiary” as defined under Rule 1-02 of Regulation S-X under the Exchange Act, other than the subsidiaries (the “Subsidiaries”) and consolidated variable interest entity (the “VIE” and, together with the Subsidiaries, the “Controlled Entities”) listed in Exhibit 21.1 to the Registration Statement. Each Controlled Entity of the Company has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, and except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification and has all power and authority necessary to own or hold its properties and to conduct the businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. All of the issued and outstanding capital stock or other equity interests of each Controlled Entity of the Company has been duly authorized and validly issued and is fully or timely paid in due course and nonassessable; except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the capital stock or other equity interests of each Subsidiary is owned by the Company, directly or through Subsidiaries, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party; the capital stock of the VIE is owned by such individuals as disclosed under the caption “Our Corporate History and Structure” of the Registration Statement, the Pricing Disclosure Package and the Prospectus, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party except for those encumbrances on the equity interests of the VIE as provided in the Control Agreements (as defined below); and the memorandum and articles of association or other constitutive or organizational documents of each Controlled Entity the Company comply with the requirements of applicable in their respective jurisdictions of incorporation and are in full force and effect.

(j)                                    Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the

Company or any of its Controlled Entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Controlled Entity, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(k)                                 Corporate Structure and Control Agreements. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the current contractual arrangements and agreements enabling the Company to exercise effective control over and consolidate the financial statements of the VIE (collectively, the “Control Agreements”) has been duly authorized, executed and delivered by the parties thereto and constitutes a legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, and does not violate any requirements of laws of the People’s Republic of China (the “PRC”). Each of the parties to the Control Agreements has the power and capacity (corporate or otherwise) to enter into and to perform its obligations under such Control Agreements and has, to the extent applicable, taken all necessary corporate actions to authorize the performance of the Control Agreements. All required Governmental Authorizations (as defined below) in respect of the Control Agreements to ensure the legality and enforceability of each of the Control Agreements have been duly obtained and no further Governmental Authorizations are required in connection with the Control Agreements or the performance of the terms thereof and no stamp duty or similar tax is required to be paid in connection with the Control Agreements, except that the future exercise of the call options under the Control Agreements shall be approved and/or registered by the relevant Governmental Agencies and the equity pledge under the Control Agreements shall be continually registered with the relevant Governmental Agencies. The execution, delivery and performance of each of the Control Agreements by the parties thereto, and the consummation of the transactions contemplated thereunder, do not and will not (A) result in any violation of the memorandum and articles of association, charter, by-law or other constituent documents (if any) or Governmental Authorizations of any of the parties to the Control Agreements; (B) except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, result in any violation of, or penalty under, any PRC laws; or (C) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any other contract, license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Controlled Entities is a party or by which any of them is bound or to which any of their properties or assets is subject, except, in the case of (C) above, as would not, individually or in the aggregate, have a Material Adverse Effect. The corporate structure of the Company (including the shareholding structure of each of the Controlled Entities) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus does not, and immediately following the offer and sale of the Securities will not violate, breach, contravene or otherwise conflict with any applicable PRC laws. There have been no legal, arbitration, government or other legal proceedings challenging the legality or validity of the corporate structure of the Company pending before or, to the Company’s knowledge, threatened by any court or arbitrator or governmental or regulatory authority (“Governmental Agency”) or any person.

(l)                                     Stock Awards.  With respect to the stock awards granted pursuant to the employee performance incentive plans of the Company and its Controlled Entities, (i) each such grant was duly authorized by all necessary corporate action, including, as applicable, approval and/or ratification by the board of directors of the Company (or a duly constituted and authorized committee thereof), (ii) each such grant was made in accordance with the terms of the employee performance incentive plans and all applicable laws and regulatory rules or requirements, and (iii) each such grant was properly accounted for in accordance with U.S. GAAP in the financial statements (including the related notes) of the Company.

(m)                             Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all actions required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly taken.

(n)                                 Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(o)                                 Deposit Agreement.  The Deposit Agreement has been duly authorized by the Company and, when duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Upon due execution and delivery by the Depositary of ADSs evidencing the Securities and the deposit of the Underlying Common Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and the persons in whose names the ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADSs will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p)                                 The Securities and Underlying Common Shares.  The Securities and the Underlying Common Shares to be issued and sold by the Company hereunder and under the Deposit Agreement have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, fully paid and nonassessable and will not be subject to any security interest, other encumbrance or adverse claims, and such Securities and the Underlying Common Shares will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; the issuance of the Securities and the Underlying Common Shares is not subject to any preemptive or similar rights.

(q)                                 No Violation or Default.  Neither the Company nor any of its Controlled Entities is (i) in violation of its respective memorandum and articles of association, charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Controlled Entities is a party or by which the Company or any of its Controlled Entities is bound or to which any of the property or assets of the Company or any of its Controlled Entities is subject; or (iii) except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)                                    No Conflicts.  The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and the Underlying Common Shares by the Company, the deposit of the Underlying Common Shares with the Depositary against issuance of the ADSs evidencing the Securities and the consummation by the Company of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Controlled Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Controlled Entities is a party or by which the Company or any of its Controlled Entities is bound or to which any of the property or assets of the Company or any of its Controlled Entities is subject, (ii) result in any violation of the provisions of the memorandum and articles of association, charter or by-laws or similar organizational documents of the Company or any of its Controlled Entities or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(s)                                   No Consents Required.  No consent, approval, authorization, order, license, permit, registration, declaration, filing or qualification of or with any Governmental Agency (“Governmental Authorizations”) is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities or the Underlying Common Shares, the deposit of the Underlying Common Shares with the Depositary against issuance of the ADSs evidencing the Securities and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities and the Underlying Common Shares under the Securities Act and listing of the ADSs on the New York Stock Exchange and such Governmental Authorizations as may be required by the FINRA and under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(t)                                    Directed Share Program. On the date of this Agreement, at their applicable effective times or issue dates and as of the Closing Date or the Additional Closing Date, as the case may be, the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus, as amended or supplemented, complied, comply, or will comply, in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. No Governmental Authorization, other than those obtained, is required in connection with the offering of the Reserved ADSs in any jurisdiction where the Reserved ADSs are being offered. The Company has not offered or sold, or caused Piper Jaffray & Co. to offer or sell, any Securities to any person under the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company, any of its Controlled Entities, or the business of the Company or its Controlled Entities.

(u)                                 Listing. The Securities have been approved for listing on the New York Stock Exchange.

(v)                                 Legal Proceedings and Exhibits.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Controlled Entities is or may be a party or to which any property of the Company or any of its Controlled Entities is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Controlled Entities, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are , to the knowledge of the Company, threatened or contemplated by any Governmental Agency or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(w)                               Directors and Executive Officers. To the knowledge of the Company, the Company’s directors, director nominees and executive officers are not a party to any legal, governmental or regulatory proceedings that would result in such director, director nominee or executive officer to be unsuitable for his or her position on the Company’s Board of Directors or in the Company.

(x)                                 Independent Accountants.  PricewaterhouseCoopers Zhong Tian LLP, who has certified certain financial statements of the Company and its Controlled Entities, is an independent registered public accounting firm with respect to the Company and its Controlled Entities within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(y)                                 Title to Real and Personal Property.  The Company and its Controlled Entities have good and marketable title in fee simple (in the case of real property) to, or, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its Controlled Entities, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Controlled Entities or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(z)                                  Title to Intellectual Property.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its Controlled Entities own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property Rights”) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. (i) To the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property Rights owned by the Company or the Controlled Entities; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any Controlled Entity’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any Controlled Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (v) none of the Intellectual Property Rights used by the Company or the Controlled Entities in their businesses has been obtained or is being used by the Company or the Controlled Entities in violation of any contractual obligation binding on the Company, any of the Controlled Entities in violation of the rights of any persons, except in each case covered by clauses (i) through (v) above such as would not, if determined adversely to the Company or any of the Controlled Entities, individually or in the aggregate, have a Material Adverse Effect.

(aa)                          No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its Controlled Entities, on the one hand, and the directors, executive officers, shareholders, customers or suppliers of the Company or any of its Controlled Entities, on the other, that is required by the Securities Act to be disclosed in the Registration Statement and the Prospectus and that is not so disclosed in such documents and in the Pricing Disclosure Package. The Company has not, directly or indirectly, including through any of the Controlled Entities: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or any of the Controlled Entities, or to or for any family member or affiliate of any director or executive officer of the Company or any of the Controlled Entities; or (B) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company or any of the Controlled Entities, or any family member or affiliate of any director or executive officer, that (x) is outstanding on the date hereof and (y) constitutes a material violation of any applicable law or regulation.

(bb)                          Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(cc)                            PFIC Status. Based on the Company’s current projections of the value of its outstanding Common Shares and ADSs, adjusted bases of the Company’s gross assets and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and of the other cash that the Company will hold and generate in the ordinary course of its business throughout taxable year 2014, the Company does not expect to be classified as a passive foreign investment company as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended for the taxable year 2014 or in the foreseeable future.

(dd)                          Taxes.  The Company and its Controlled Entities have paid all taxes and filed all tax returns required to be paid or filed through the date hereof, except for cases in which the failure to pay or file would not, individually or in the aggregate, have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Controlled Entities or any of their respective properties or assets except for tax deficiency that would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, no tax investigation is currently pending against the Company or any of the Controlled Entities. The provisions included in the audited consolidated financial statements as set out in the Registration Statement, the Pricing Disclosure Package and the Prospectus included appropriate provisions required under U.S. GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable.

(ee)                            Licenses and Permits.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its Controlled Entities possess all Governmental Authorizations that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Controlled Entities has received notice of any revocation or modification of any such Governmental Authorizations or has any reason to believe that any such Governmental Authorizations will not be renewed in the ordinary course. In particular, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the

Prospectus, the Company and its Controlled Entities have obtained all Governmental Authorizations required under PRC national and local laws, regulations and rules applicable to the provision of car rental and car services including, without limitation, the Notice on Promoting the Healthy Development of Car Rental Industry promulgated by the Ministry of Transport of the PRC in 2011, the Road Transportation Regulation promulgated by the State Council of the PRC in 2004 and the Administrative Rules on Urban Taxis promulgated by the Ministry of Construction of the PRC and the Ministry of Public Security of the PRC that became effective in 1998 (collectively, the “Car Rental and Car Service Regulations”) or pursuant to any official clarifications, guidance, interpretations or implementation rules in connection with or related to the Car Rental and Car Service Regulations(collectively, the “Car Rental and Car Service Regulations and Related Clarifications”), except where the failure to possess the same would not, individually or in the aggregate, have a Material Adverse Effect. The Company’s current business arrangement of providing chauffeured car services primarily to its corporate clients and generally entering into long-term framework agreements with these corporate clients, pursuant to which its vehicles and chauffeur services are provided by different subsidiaries under separate contracts, does not violate any of the Car Rental and Car Service Regulations and Related Clarifications.

(ff)                              No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its Controlled Entities exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its Controlled Entities’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(gg)                            No Undisclosed Benefits. Except as disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus, neither the Company nor any of the Controlled Entities has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of the Controlled Entities.

(hh)                          Compliance with and Liability under Environmental Laws.  (i) The Company and its Controlled Entities (a) are, and at all prior times were, in compliance with any and all applicable laws, rules, regulations, requirements, decisions, judgments, decrees and orders relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all Governmental Authorizations required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, and investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described the

Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its Controlled Entities under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Company and its Controlled Entities are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its Controlled Entities, and (c) none of the Company and its Controlled Entities anticipates material capital expenditures relating to any Environmental Laws. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law.  “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

(ii)                                  Hazardous Materials.  There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its Controlled Entities (or, to the knowledge of the Company and its Controlled Entities, any other entity (including any predecessor) for whose acts or omissions the Company or any of its Controlled Entities is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its Controlled Entities, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)                                Accounting Controls.  The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, comply with the requirements of the Exchange Act which are applicable to them, and that has been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S.GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the

Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have materially adversely affected or are reasonably likely to materially adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(kk)                          Insurance.  The Company and its Controlled Entities have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks in amounts and of the type as the Company reasonably believes are prudent and customary in the business in which the Company and its Controlled Entities are engaged; and neither the Company nor any of its Controlled Entities has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business. There is no material insurance claim made by or against the Company or any of its Controlled Entities, pending, outstanding, or to the Company’s best knowledge after due inquiry, threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim.

(ll)                                  No Unlawful Payments.  Neither the Company nor any of its Controlled Entities nor any director, executive officer, or employee of the Company or any of its Controlled Entities nor, to the knowledge of the Company, any agent, affiliate or representative of the Company or any of its Controlled Entities has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its Controlled Entities have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(mm)                  Compliance with Money Laundering Laws.  The operations of the Company and its Controlled Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign

Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its Controlled Entities conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Agency involving the Company or any of its Controlled Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn)                          No Conflicts with Sanctions Laws.  Neither the Company nor any of its Controlled Entities, directors, executive officers or employees, nor, to the knowledge of the Company, any agent, affiliate or representative of the Company or any of its Controlled Entities is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its Controlled Entities located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.   For the past five years, the Company and its Controlled Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(oo)                          No Restrictions on Controlled Entities; Payment of Dividends.  Except for those encumbrances on the VIE as provided in the Control Agreements and except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no Controlled Entities of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Controlled Entity’s capital stock, from repaying to the Company any loans or advances to such Controlled Entity from the Company or from transferring any of such Controlled Entity’s properties or assets to the Company or any other Controlled Entity of the Company. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, under current laws and regulations of the Cayman Islands, Hong Kong, the PRC and any political subdivision thereof, all dividends and other distributions declared and payable on the share capital of the Company or the Controlled Entities may be paid by the Company or such Controlled Entity to the holders thereof outside the PRC in United States dollars and freely transferred out of the Cayman Islands, Hong Kong or the PRC; and all such payments made to holders of the share capital who are non-residents of the Cayman Islands,

Hong Kong or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, Hong Kong or the PRC or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands, Hong Kong, the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any Governmental Authorization in the Cayman Islands, Hong Kong, the PRC or any political subdivision or taxing authority thereof or therein.

(pp)                          No Broker’s Fees.  Neither the Company nor any of its Controlled Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its Controlled Entities or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities and the Underlying Common Shares represented thereby.

(qq)                          No Registration Rights.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company or any of its Controlled Entities to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities by the Company.

(rr)                                No Stabilization.  None of the Company, the Controlled Entities and, to the knowledge of the Company, any director, executive officer, agent, employee, affiliate or person acting on behalf the Company and the Controlled Entities, has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ss)                              Accurate Disclosure. The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Our Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulations,” “Management,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown. The preceding sentence, insofar it relates to statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Underwriting”, does not apply to information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, the Pricing Disclosure Package and the Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(tt)                                Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” in the Registration Statement, the Pricing Disclosure Package and the Prospectus accurately and fully, in all material respects, describes (i) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, (ii) judgments and uncertainties affecting the application of the foregoing critical accounting policies and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and have consulted with the Company’s independent registered public accounting firm with regard to such disclosure.

(uu)                          Liquidity and Capital Resources. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and capital resources” in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly and accurately, in all material respects, describes all trends, demands, commitments, events, uncertainties and risks and the potential effects thereof known to the Company, that the Company believes would materially affect its liquidity and are reasonably likely to occur. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Off-balance sheet arrangements” in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly and accurately, in all material respects, describes all off-balance sheet transactions, arrangements, commitments and obligations of the Company or the Controlled Entities that are reasonably likely to have a material effect on the liquidity of the Company or its Controlled Entities or the availability thereof or the requirements of the Company or its Controlled Entities for capital resources.

(vv)                          No Transfer Taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the Cayman Islands, Hong Kong or the PRC, or any political subdivision or taxing authority thereof or therein in connection with (A) the deposit with the Depositary of Underlying Common Shares against the issuance of the Securities; (B) the sale and delivery by the Company of the Securities to or for the respective accounts of the several Underwriters; (C) the sale and delivery by the several Underwriters of the Securities to the initial purchasers thereof in the manner contemplated by this Agreement; or (D) the execution and delivery of this Agreement or the Deposit Agreement, except for Cayman Islands stamp duty payable if this Agreement or the Deposit Agreement is executed in or later brought into the Cayman Islands.

(ww)                      Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xx)                          Operating Data. All operating data of the Company and the Controlled Entities disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus, including but not limited to, number of vehicles, utilization rate, average daily rental rate, number of registered members, number of corporate clients and number of service locations, are true and accurate in all material respects.

(yy)                          Statistical and Market-Related Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(zz)                            Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or executive officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(aaa)                   No Sale, Issuance and Distribution of Securities. The Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Securities Act, other than the concurrent private placements and share-based awards issued or granted pursuant to the employee performance incentive plans or shares issued pursuant to outstanding options, rights or warrants.

(bbb)                   Ineligible Issuer Status.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(ccc)                      Emerging Growth Company Status. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person or entity authorized to act on its behalf in any Testing-the-Waters Communications) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act (an “Emerging Growth Company”).

(ddd)                   Foreign Private Issuer Status. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(eee)                      Related Party Transactions. There are no material relationships or transactions between the Company or any of its Controlled Entities on the one hand and the Company’s respective 5% or greater shareholders, affiliates, directors or executive officers, or any affiliates or members of the immediate families of such persons, on the other hand, or any other related party transactions required to be disclosed that are not disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Related Party Transactions.”

(fff)                         Use of Proceeds. The application of the net proceeds received by the Company from the offering of Securities, as described in the Registration Statement, Pricing Disclosure Package and Prospectus, will not (i) result in any violation of the provisions of the memorandum and articles of association, charter or by-laws or similar organizational documents of the Company or any of its Controlled Entities, (ii) contravene or violate any applicable laws, (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Controlled Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Controlled Entities is a party or by which the Company or any of its Controlled Entities is bound or to which any of the property or assets of the Company or any of its Controlled Entities is subject or (iv) contravene or violate the terms or provisions of any Governmental Authorization applicable to any of the Company or any of the Controlled Entities, except in the case of clauses (iii) and (iv) above, where such contravention or default would not have a Material Adverse Effect.

(ggg)                      Due Authorization of Registration Statements. Each Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the ADS Registration Statement and the Exchange Act Registration Statement, and the filing of the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the ADS Registration Statement and the Exchange Act Registration Statement with the Commission, have been duly authorized by and on behalf of the Company, and the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(hhh)                   No Unapproved Marketing Documents. The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus filed as part of the Registration Statement as originally confidentially submitted or as part of any amendment thereto, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented, as set forth on Annex B hereto.

(iii)                               Merger or Consolidation. Neither the Company nor any of its Controlled Entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses which is required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(jjj)                            Termination of Contracts. Neither the Company nor any of its Controlled Entities has sent or received any written communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Controlled Entities, or to the best knowledge of the Company after due inquiry, by any other party to any such contract or agreement.

(kkk)                   No Immunity. None of the Company, its Controlled Entities and any of their properties, assets or revenues is entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company in the Transaction Documents not to plead or claim any such immunity in any legal action, suit or proceeding based on the Transaction Documents is valid and binding under the laws of the Cayman Islands, Hong Kong and the PRC.

(lll)                               Choice of Law. The choice of the laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC, subject to the conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, Pricing Disclosure Package and Prospectus and subject to applicable provisions of the Civil Procedure Law and the General Principles of Civil Law of the PRC relating to choice of foreign laws. The Company has the power to submit, and pursuant to Section 17(c) of this Agreement and Section 18(a) of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and authorize, and pursuant to Section 17(c) of this Agreement and Section 18(a) of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized, an agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, the Registration Statement, the ADS Registration Statement or the offering of the Offered Securities in the Borough of Manhattan in The City of New York, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided hereof or in the Deposit Agreement.

(mmm)       Judgment Currency. Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon the Transaction Documents would be recognized and enforced by (A) Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final, (iv) is not in respect of taxes, a fine or a penalty, and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands; and (B) PRC courts, subject to conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, Pricing Disclosure Package and Prospectus and subject to the applicable provisions of the PRC Civil Procedures Law and the General Principles of Civil Law of the PRC relating to the enforceability of foreign judgments. It is not necessary that the Transaction Documents, the Registration Statement, the Pricing Disclosure Package, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC.

(nnn)                   SAFE Compliance. Each of the Company and the Controlled Entities has taken all necessary steps to comply with, and to ensure compliance by all of the Company’s direct or indirect shareholders who are, or to the Company’s knowledge, are directly or indirectly owned or controlled by, PRC residents or PRC citizens with any applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”), including, without limitation, requiring each shareholder, that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations. Subject to the uncertainty as to the application and interpretation of the Notice on Issues Relating to the Administration of Foreign Exchange for Overseas Investment and Financing and Reverse Investment by Domestic Residents via Special Purpose Vehicles which was promulgated by the State Administration of Foreign Exchange of the PRC on July 4, 2014, each Controlled Entity of the Company established in the PRC has completed all relevant registration and other procedures required under SAFE Rules and Regulations. The Company has urged its current shareholders and beneficial owners of the Company who are, to the Company’s knowledge, PRC residents or PRC citizens,  to comply with all registration and other procedures required under applicable SAFE Rules and Regulations for his/her ownership interest in the Company.

(ooo)                   PRC Mergers and Acquisitions Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “PRC Mergers and Acquisition Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006  and amended on June 22, 2009, including the relevant provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel and the Company understands such legal advice and has fully communicated such legal advice to each of its directors and executive officers that signed the Registration Statement and each such director and executive officer has confirmed that he or she understands such legal advice. The issuance and sale of the Securities, the listing and trading of the Securities on the New York Stock Exchange or the consummation of the transactions contemplated by the Transaction Documents is not and will not be, as of the date hereof or on the Closing Date or the Additional Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the PRC Mergers and Acquisitions Rules, subject to the disclosures under the heading “Risk Factors—Risks related to doing business in China—The approval of the China Securities Regulatory Commission, or the CSRC,  may be required in connection with this offering, which may delay or create other uncertainties for this offering” and “Regulation—Regulations on overseas listings” in the Registration Statement, Pricing Disclosure Package and Prospectus.

(ppp)                   FINRA Affiliation. Except as described in the Registration Statement, Pricing Disclosure Package and Prospectus, there are no affiliations or associations between (A) any member of the FINRA and (B) the Company or, to the Company’s knowledge, any of the Company’s executive officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date a draft of the Registration Statement was initially confidentially submitted to the Commission. None of the net proceeds received by the Company from the sale of the Securities hereunder will be paid to a member of FINRA or any affiliate of (or person “associated with,” as such terms are used in the rules of FINRA) such member.

In addition, any certificate signed by any executive officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each of the Underwriters.

4.                                      Intentionally Omitted

5.                                      Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)                                 Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)                                 Delivery of Copies.  The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)                                  Amendments or Supplements, Issuer Free Writing Prospectuses.  Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects.

(d)                                 Notice to the Representatives.  The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)                                  Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law; (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law; and (3) if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

(f)                                   Blue Sky Compliance.  The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)                                  Earning Statement.  The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)                                 Clear Market.  During the period beginning from the date hereof and continuing and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any Common Shares, any Securities or any securities convertible into or exercisable or exchangeable for Common Shares or Securities (collectively, “Lock-Up Securities”), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, without the prior written consent of the Representatives, other than (i)

the Securities to be sold hereunder, (ii) any Common Shares of the Company issued in connection with the share-based awards pursuant to any employee performance incentive plan adopted and approved by the Company’s board of directors or the exercise of options granted to certain shareholders pursuant to the Series C share purchase agreement dated August 26, 2010, or the grant of any share-based awards pursuant to any employee performance incentive plan adopted and approved by the Company’s board of directors, and (iii) the filing of a registration statement on Form S-8 in connection with the registration of Common Shares issuable under any employee performance incentive plan adopted and approved by the Company’s board of directors. The Company will not facilitate any shareholder’s conversion [(except for Prime Gift Group Limited)] of Common Shares to ADSs during the Lock-Up Period and will not release the Depositary from the obligations set forth in, or otherwise amend, terminate or fail to enforce, the Depositary Agreement and the Depositary Letter (as defined below) without the prior written consent of the Representatives during the Lock-Up Period. The Company will cause each option holder of the Company that has not entered into a lock-up letter as contemplated by Section 8(s) to be subject to and comply with the restrictions set forth in the lock-up letter including (x) providing each such option holder notice of such restrictions immediately upon closing of the offering and (y) including a legend with respect to such restrictions on the certificates evidencing the Common Shares to be issued to any such option holder upon exercise of the options or vesting of awards during the Lock-Up Period.

(i)                                     Agreement to announce lock-up waiver.  If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 8(s) hereof for an executive officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(j)                                    Notice of Non-EGC Status. To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares and the ADSs within the meaning of the Act and (b) completion of the Lock-Up Period..

(k)                                 Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”. The Company will not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner (i) as would require the Company or any of the Controlled Entities to register as an investment company under the Investment Company Act, or (ii) that would result in the Company being not in compliance with any applicable SAFE Rules and Regulations. The Company will not, and will cause the Controlled Entities not to, directly or indirectly, use the proceeds of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person to fund or facilitate any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions. Neither the Company nor the Controlled Entities intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(l)                                     No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities and the Common Shares.

(m)                             Listing of Securities. The Company will use its best efforts to have the Securities accepted for listing on the New York Stock Exchange.

(n)                                 Reports.  During the period of five years from the date of this Agreement, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(o)                                 Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(p)                                 Filings.  The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(q)                                 Taxes.  The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issuance or transfer taxes, including any interest and penalties, on the deposit, creation, allotment, issue and sale of the Underlying Common Shares and the Securities and on the execution and delivery of this Agreement and on payment received by the Underwriters under this Agreement; for the avoidance of doubt, this indemnity does not extend to any income tax assessed on the net income of any Underwriter. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(r)                                    SAFE Compliance. The Company will use its best efforts to comply in all material respects with the SAFE Rules and Regulations, and will use commercially reasonable efforts to cause its shareholders named in the Company’s share register and option holders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply in all material respects with the SAFE Rules and Regulations applicable to them in connection with the Company, including without limitation, requesting each shareholder named in the Company’s share register and option holder, that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations

(s)                                   Deposit of Underlying Common Shares. The Company will deposit the Underlying Common Shares represented by the Securities with the Depository in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that Underwritten Securities or Option Securities, as the case may be, will be issued by the Depositary against receipt of such Underlying Common Shares and delivered to the Underwriters on the Closing Date or the Additional Closing Date, as the case may be.

(t)                                    License of Trademarks.  Upon request of any Underwriter, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the offering of the Securities.

(u)                                 Judgment and Approval. The Company agrees that (i) it will not attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the Securities, it will use its best efforts to obtain and maintain all approvals required, if any, in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Common Shares; and (iii) it will use its best efforts to obtain and maintain all approvals required, if any, in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(v)                                 Compliance with Securities Laws. The Company will use its best efforts to comply with the Sarbanes-Oxley Act, the Securities Act, the Exchange Act, the applicable rules and regulations of the Commission, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley Act) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (the “Securities Laws”), and use its best efforts to cause the Company’s directors and executive officers, in their capacities as such, to comply with the Securities Laws.

(w)                               Compliance with Rule 433.  The Company will comply with Rule 433(d)  and Rule 433(g) under the Securities Act.

(x)                                 Directed Share Program.  The Company will ensure that the Reserved ADSs will be restricted to the extent required by the FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Piper Jaffray & Co. will notify the Company as to which Directed Share Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time. The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Reserved ADSs are offered in connection with the Directed Share Program.

(y)                                 No Other Prospectus. The Company agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Common Shares or Securities by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Common Shares or the Securities, in each case other than the Prospectus.

(z)                                  Disclosure Controls.  The Company will maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act, as applicable, and that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

6.                                      Intentionally Omitted

7.                                      Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)                                 It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)                                 It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission.

(c)                                  It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(d)                                 Any Testing-the-Waters Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Securities Act or institutions that are accredited investors as defined in Rule 501(a) under the Securities Act.

(e)                                  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.                                      Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase the Underwritten Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)                                 Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)                                 Representations and Warranties.  The respective representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company  and its executive officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)                                  No Material Adverse Change.  No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d)                                 Officer’s Certificate.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the best knowledge of such officers, the representations of the Company set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a) and (c) above.

(e)                                  Certificate of the Chief Financial Officer. The Representatives shall have received a certificate, on the date hereof and on the Closing Date or the Additional Closing Date, as the case may be, signed by the chief financial officer of the Company certifying as to the preparation, completeness and accuracy of certain financial and operating data relating to the Company contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus

(f)                                   Comfort Letters.  On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers Zhong Tian LLP shall have furnished to the Representatives letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g)                                  Opinion and 10b-5 Statement of U.S. Counsel for the Company.  O’Melveny & Myers LLP, U.S. counsel for the Company, shall have furnished to the Representatives their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1 hereto.

(h)                                 Opinion of Cayman Islands Counsel for the Company.  Maples and Calder, Cayman Islands counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-2 hereto.

(i)                                     Opinion of Hong Kong Counsel for the Company.  Kam & Fan, Hong Kong counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth in Annex A-3 hereto.

(j)                                    Opinion of PRC Counsel for the Company. Grandall Law Firm (Shanghai), PRC counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-4 hereto.

(k)                                 Opinion and 10b-5 Statement of U.S. Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Shearman & Sterling LLP, U.S. counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l)                                     Opinion of PRC Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Commerce & Finance Law Offices, PRC counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(m)                             Opinion of Counsel for the Depositary.  The Representatives shall have received an opinion, on and as of the Closing Date or the Additional Closing Date, as the case may be, of Ziegler, Ziegler & Associates LLP, counsel for the Depositary, addressed to the Underwriters in form and substance reasonably satisfactory to the Representatives.

(n)                                 No Legal Impediment to Issuance and/or Sale.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Agency that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities by the Company, the listing and trading of the Securities on the New York Stock Exchange or the consummation of the transactions contemplated by the Transaction Documents; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities by the Company, the listing and trading of the Securities on the New York Stock Exchange or the consummation of the transactions contemplated by the Transaction Documents.

(o)                                 No Change in PRC Mergers and Acquisition Rules. There shall not be any material adverse legislative or regulatory developments related to the PRC Mergers and Acquisition Rules which in the reasonable judgment of the Representatives would make it inadvisable or impractical to proceed with the public offering or the delivery of the Securities and the Underlying Common Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in this Agreement.

(p)                                 Good Standing.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and the Controlled Entities in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(q)                                 Exchange Listing.  The Securities to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange.

(r)                                    No FINRA Objection. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(s)                                   Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and each of the principal shareholders, executive officers and directors and certain option holder of the Company listed in the Schedule I to the Exhibit A hereto relating to sales and certain other dispositions of the Lock-Up Securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(t)                                    Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Underlying Common Shares and the issuance of the Offered Securities in accordance with the Deposit Agreement.

(u)                                 Depositary’s Certificate. The Depositary shall have furnished or caused to be furnished to the Representatives on the Closing Date or the Additional Closing Date, as the case may be, certificates satisfactory to the Representatives evidencing the deposit with it of the Underlying Common Shares being so deposited against issuance of ADSs evidencing the Securities to be delivered by the Company on such Closing Date or Additional Closing Date, and the execution, countersignature (if applicable), issuance and delivery of ADSs evidencing such Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(v)                                 Depositary Letter. The Company shall have entered into a side letter agreement with the Depositary, substantially in the form and substance set forth in Exhibit D hereto (the “Depositary Letter”), instructing the Depositary, during the Lock-Up Period, not to accept any deposit of any Common Shares in the Company’s ADR facility or issue any new ADSs to any such person except pursuant to written authorization from the Company.

(w)                               DTC Eligibility.  On or prior to the Closing Date, the Securities shall be eligible for clearance and settlement through the facilities of DTC.

(x)                                 Use of Offering Materials.  No Issuer Free Writing Prospectus, Preliminary Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed without the written consents of the Representatives.

(y)                                 Additional Documents.  On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.                                      Indemnification and Contribution.

(a)                                 Indemnification of the Underwriters by the Company.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the ADS Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

The Company further agrees to indemnify and hold harmless Piper Jaffray & Co. and its affiliates and each person, if any, who controls Piper Jaffray & Co. within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arising out of or based upon the failure of any Directed Share Participant to pay for and accept delivery of Reserved ADSs that the Directed Share Participant agreed to purchase, or (iii) arising out of, related to, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.

(b)                                 Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the names and addresses of the Representatives contained in the first paragraph under the caption “Underwriting”, the concession figure appearing in the ninth paragraph under the caption “Underwriting”, the information concerning stabilization, short positions and penalty bids by the Underwriters contained in the fifteenth and sixteenth paragraphs under the caption “Underwriting”, the information concerning sales to discretionary accounts by the Underwriters contained in the seventeenth paragraph under the caption “Underwriting”.

(c)                                  Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9.  If any such proceeding is brought or asserted against an Indemnified Person and it notifies the Indemnifying Person of the commencement thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred; provided, however, that if indemnity may be sought pursuant to the second paragraph of Section 9(a) above in respect of such proceeding, then in addition to such separate firm of the Underwriters, their affiliates and such control persons of the Underwriters the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for Piper Jaffray & Co. for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, its affiliates, directors, officers and all persons, if any, who control Piper Jaffray & Co. within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives, any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                                 Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters  on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters , on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters , on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities.  The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                                   Non-Exclusive Remedies.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.                               Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11.                               Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, The Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or The Stock Exchange of Hong Kong Limited; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by United States federal or New York State, Hong Kong or the PRC  authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12.                               Defaulting Underwriter.

(a)                                 If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Securities on the Additional Closing Date, shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

13.                               Payment of Expenses.

(a)                                 [Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum or Canadian wrapper (including the related fees and expenses of counsel for the Underwriters); (vi) the cost of issuing ADSs; (vii) the costs and charges of any transfer agent or registrar; (viii) all expenses and application fees incurred by the Company in connection with any filing with, and clearance of the offering by, FINRA , and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the FINRA of the terms of the sale of the Securities; (ix) all expenses incurred by the Company in connection with any “road show” presentation or testing-the-waters presentation to potential investors, including, but not limited to, expenses associated with creating presentation slides and graphics, public relations consultants engaged in assisting the Company in the roadshow or testing-the-waters process and travel and lodging expenses of the officers, directors and other members of the Company, including the cost of chartering aircraft and other transportation incurred by the Company in connection with the roadshow or testing-the-waters process; (x) all fees and disbursements of counsel incurred by Piper Jaffray & Co. or the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by Piper Jaffray & Co. or the Underwriters in connection with the Directed Share Program, (xi) all expenses and application fees related to the listing of the Securities on the New York Stock Exchange, and (xii) out-of-pocket expenses reasonably incurred by the Underwriters in connection with the transactions contemplated by this Agreement (including expenses incurred by the Underwriters in connection with any non-deal road show, “road show” presentation or testing-the-waters presentation to potential investors , fees, disbursements and expenses of counsels for the Underwriters as referenced in clauses (v), (viii) and (x) above), in an amount up to US$[•]. It is understood, however, that except as provided in Section 9, clauses (v), (viii) and (x) in this Section 13(a) and Section 13(b), the Underwriters will pay fees and disbursements of their counsel.]

(b)                                 If (i) this Agreement is terminated pursuant to Section 11, (ii) the Company for any reason fail to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

14.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.                               Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

16.                               Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

17.                               Miscellaneous.

(a)                                 Authority of the Representatives.  Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives at J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk, and Goldman Sachs (Asia) L.L.C., 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, Attention: Equity Capital Markets.  Notices to the Company shall be given to it at eHi Car Services Limited, Unit 12/F, Building No. 5, Guosheng Center, 388 Daduhe Road, Shanghai, 200062, People’s Republic of China , Attention: Colin Sung, Chief Financial Officer of the Company.

(c)                                  Governing Law and Jurisdiction.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state. The Company hereby submits to the non-exclusive jurisdiction of the New York Courts in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocable and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the New York Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoint Law Debenture Corporate Services Inc., as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 17(b), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement. The Company irrevocably waives, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(d)                                 Judgment Currency. The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

(e)                                  Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(f)                                   Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g)                                  Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

EHI CAR SERVICES LIMITED

By:
Title:

Accepted: , 2014

J.P. MORGAN SECURITIES LLC

By:
Authorized Signatory

GOLDMAN SACHS (ASIA) L.L.C.

By:
Authorized Signatory

For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

Schedule 1

Underwriter	Number of Underwritten Securities to Be Purchased from the Company
J.P. Morgan Securities LLC
Goldman Sachs (Asia) L.L.C.

Total:

Sch. 2-1

Annex A-1

[Form of Opinion of U.S. Counsel for the Company]

Annex-A-1-1

Annex A-2

[Form of Opinion of Cayman Islands Counsel for the Company]

Annex-A-2-1

Annex A-3

[Form of Opinion of Hong Kong Counsel for the Company]

Annex-A-3-1

Annex A-4

[Form of Opinion of PRC Counsel for the Company]

Annex A-4-1

Annex B

a.  Pricing Disclosure Package

[each Issuer Free Writing Prospectus to be included in the Pricing Disclosure Package]

b.  Pricing Information Provided Orally by Underwriters

The public offering price is US$[•] per AD

Annex B-1

Exhibit A

FORM OF LOCK-UP AGREEMENT

[•], 2014

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

and

Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen’s Road Central, Hong Kong

As Representatives of the
 several Underwriters listed
 in Schedule 1 to the Underwriting Agreement

Re:                             eHi Car Services Limited — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with eHi Car Services Limited, an exempted company incorporated in the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of American Depositary Shares (the “ADSs”), each ADS representing two the Company’s Class A common shares, par value $0.001 per share (together with Class B common shares, par value $0.001 per share, of the Company, the “Common Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, during the period beginning on the date hereof and continuing to and including the date 180 days after the date of the final prospectus relating to the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Shares, any ADSs or any securities convertible into or exercisable or exchangeable for Common Shares or ADSs (including without limitation, Common Shares, ADSs or such other securities which may be deemed to be beneficially owned by the undersigned as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and securities which may be issued upon exercise of a stock option or warrant) (collectively, the “Lock-Up Securities”), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, in each case other than (A) transactions relating to any Lock-Up Securities or other securities acquired by the undersigned in the open market transactions at or after the completion of this Public Offering, provided no filing under the Exchange Act shall be required to be or shall be voluntarily made in connection with subsequent sales of such securities acquired in the open market transactions (other than a filing on a Form 5 made after the expiration of the Lock-Up Period), (B) for natural persons, transfers of Lock-Up Securities to a family member, or to a trust or entity beneficially owned or controlled by or formed for the benefit of the undersigned and/or a family member, (C) for institutions, transfers of Lock-Up Securities to an “affiliate” of the undersigned, as such term is defined in the Securities Act of 1933, as amended, (D) transfers of Lock-Up Securities as a bona fide gift or gifts, or through will or intestacy, (E) distributions of Lock-Up Securities to members or equity holders of the undersigned, and for partnerships or venture capital funds to another partnership or fund that controls, is controlled by or is under common control with the undersigned or as part of a disposition, transfer or distribution by the undersigned to its general and limited partners, investors or equity holders, (F) exercises or vesting of any share-based awards granted under any employee performance incentive plan adopted and approved by the Company’s board of directors, or exercise of options granted to certain shareholders pursuant to the Series C share purchase agreement dated August 26, 2010 (including cashless or net exercise) (it being understood that any subsequent sale, pledge, transfer or disposition of any Lock-Up Securities upon exercise of such options or vesting of any share-based awards shall be subject to the restrictions set forth herein), and (G) Lock-Up Securities sold or tendered to the Company by the undersigned or withheld by the Company for tax withholding purposes in connection with the exercise or vesting of equity awards that are subject to a taxable event upon exercise or vesting; provided that in the case of any transfer or distribution pursuant to clause (B), (C), (D) or (E), each transferee, donee or distributee agrees with the Representatives (i) to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer or distribution, (ii) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer or distribution during the Lock-Up Period and (iii) such transfer or distribution shall not involve a disposition for value. If the undersigned is an executive officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Securities the undersigned may purchase in the Public Offering. In addition, nothing in this Lock-Up Agreement shall prohibit the undersigned from establishing a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that any transactions made thereunder do not commence until expiration of the Lock-Up Period.

If the undersigned is an executive officer or director of the Company, (i) Representatives on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Representatives on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives on behalf of the Underwriters hereunder to any such executive officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.  The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock-Up Agreement.

Notwithstanding anything to the contrary contained herein, if the Underwriting Agreement is terminated for any reason or if the closing of the Public Offering has not occurred on or prior to December 31, 2014, then this Lock-Up Agreement shall thereafter automatically terminate and be of no force and effect.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

By:
Name:
Title:

Schedule I to Exhibit A

Parties to Execute Lock-Up Agreement

Directors and Executive Officers

1.              Ray Ruiping Zhang

2.              Leo Lihong Cai

3.              JP Gan

4.              John Zagula

5.              Gregory Robert Stubblefield

6.              William W. Snyder

7.              James Jiangzhang Liang

8.              Qian Miao

9.              Andrew Xuefeng Qian

10.       David Jian Sun

11.       Ronald Meyers

12.       Colin Chitnim Sung

13.       Chun Xie

14.       Hongtao Han

15.       Nina Yan Wu

16.       Jane Fengjuan Zheng

Shareholders

1.              Qiming Venture Partners II, L.P.

2.              Qiming Venture Partners II-C, L.P.

3.              Qiming Managing Directors Fund II, L.P.

4.              Ignition Growth Capital I, L.P.

5.              Ignition Growth Capital Managing Directors Fund I, LLC

6.              CDH Car Rental Service Limited

7.              New Access Capital International Limited

8.              The Crawford Group, Inc.

9.              JAFCO Asia Technology Fund IV

10.       Rock Steady Investments Limited

11.       GS Car Rental HK Limited

12.       GS Car Rental HK Parallel Limited

13.       Ctrip Investment Holding Ltd.

14.       Dongfeng Asset Management Co. Ltd.

15.       Kunyu Capital Ltd.

Certain Option Holder

1. Yujun Tang

Exhibit B

[Form of Waiver of Lock-up]

eHi Car Services Limited
Public Offering of American Depositary Shares

, 20

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by eHi Car Services Limited (the “Company”) of [•] American Depositary Shares (the “ADSs”), each ADS representing two of the Company’s Class A common shares, par value $0.001 per share (together with Class B common shares, par value $0.001 per share, of the Company, the “Common Shares”) and the lock-up letter dated [•], 2014 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated   , 20   , with respect to Common Shares (the “Shares”).

J.P. Morgan Securities LLC and Goldman Sachs (Asia) L.L.C. hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective    , 20   ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

GOLDMAN SACHS (ASIA) L.L.C.

By:
Name:
Title:

cc: Company

Exhibit C

[Form of Press Release]

eHi Car Services Limited
[Date]

eHi Car Services Limited (“Company”) announced today that J.P. Morgan Securities LLC and Goldman Sachs (Asia) L.L.C., the lead book-running managers in the Company’s recent public sale of 10,000,000 American Depositary Shares (the “ADSs”), each ADS representing two of the Company’s Class A common shares, par value $0.001 per share (together with Class B common shares, par value $0.001 per share, of the Company, the “Common Shares”), are [waiving] [releasing] a lock-up restriction with respect to         Common Shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on      ,          20    , and the Common Shares may be deposited with JPMorgan Chase Bank, N.A. on or after such date in exchange for ADSs and such ADS may be sold.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit D

Form of Depositary Letter